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                                                            EXHIBIT NO.15



February 11, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549


                                RE: Regis Corporation Registration
                                    Statements on Form S-3
                                    (File No. 333-28511, No. 333-78793, No.
                                    333-49165, No. 333-89279 and No.333-90809),
                                    and Form S-8 (File No. 33-44867 and No.
                                    33-89882)
Commissioners:

We are aware that our report dated February 8, 2000, on our review of the interim consolidated financial information of Regis Corporation for the period ended December 31, 1999, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced registration statements.

Yours very truly,





PRICEWATERHOUSECOOPERS LLP



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                REGIS CORPORATION




Date: February 11, 2000



                                 By: /s/ Randy L. Pearce
                                 ------------------------
                                   Randy L. Pearce
                                   Executive Vice President
                                   Chief Financial and Administrative Officer

                                   Signing on behalf of the
                                   registrant and as principal
                                   accounting officer

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